  As filed with the Securities and Exchange Commission on March 12, 1999

                                                    Registration No. 333-72521.
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                             Amendment No. 2

                                   FORM S-1
                            REGISTRATION STATEMENT

                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------

                        STANCORP FINANCIAL GROUP, INC.
            (Exact name of registrant as specified in its charter)
          Oregon                     6719                    93-1253576
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of              Industrial             Identification No.)
     incorporation or         Classification Code
      organization)                 Number)
                            1100 S.W. Sixth Avenue
                            Portland, Oregon 97204
                                (503) 321-7000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                J. Gregory Ness
                         Vice President and Secretary
                        StanCorp Financial Group, Inc.
                            1100 S.W. Sixth Avenue
                            Portland, Oregon 97204
                                (503) 321-7000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                ---------------

                                With copies to:

 James C. Scoville, Esq.    Jeffrey C. Carey, Esq.     Andrew S. Rowen, Esq.
   Debevoise & Plimpton       Vice President and        John L. Savva, Esq.
     875 Third Avenue         Associate Counsel         Sullivan & Cromwell
 New York, New York 10022     Standard Insurance       1888 Century Park East
      (212) 909-6000               Company            Los Angeles, California
                            1100 S.W. Sixth Avenue             90067
                            Portland, Oregon 97204         (310) 712-6600
                                (503) 321-7000

                                ---------------

       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

   The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the common stock registered hereby, all of which expenses, except for the SEC registration fee, the New York Stock Exchange listing fee and the NASD filing fee, are estimates:

                                Description                             Amount
                                -----------                            --------
     SEC registration fee............................................. $133,971
     New York Stock Exchange listing fee and expenses.................        *
     NASD filing fee..................................................        *
     Blue Sky fees and expenses (including legal fees)................        *
     Printing and engraving expenses..................................        *
     Legal fees and expenses (other than Blue Sky)....................        *
     Accounting fees and expenses.....................................        *
     Transfer Agent and Registrar's fee...............................        *
     Miscellaneous....................................................        *
                                                                       --------
       TOTAL.......................................................... $      *
                                                                       ========

--------
   * To be furnished by amendment

Item 14. Indemnification of Directors and Officers.

   Article 6 of StanCorp's Articles of Incorporation (the "Articles"), to be effective upon completion of the offering, permits indemnification of current or former directors and officers of StanCorp to the fullest extent not prohibited by the Oregon Business Corporation Act (the "Oregon Act"). The Act permits or requires indemnification of current or former directors and officers in certain circumstances. The effects of the Articles and the Act (the "Indemnification Provisions") are summarized as follows:

     (a) The Indemnification Provisions grant a right of indemnification in respect of any proceeding (other than an action by or in the right of StanCorp), if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of StanCorp, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

     (b) The Indemnification Provisions grant a right of indemnification in respect of any proceeding by or in the right of StanCorp against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of StanCorp, except that no right of indemnification will be granted if the person is adjudged to be liable to StanCorp.

     (c) Every person who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because of the person's status as a director or officer of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

     (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

     (e) StanCorp may advance to a director or officer the expenses incurred in defending any proceeding in advance of its final disposition if the director or officer affirms in writing in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in
  (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

   StanCorp has entered into indemnification agreements with each of StanCorp's directors, a form of which is attached as an exhibit hereto and is incorporated herein by reference.

   StanCorp may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

Item 15. Recent Sales of Unregistered Securities.

   None.

Item 16. Exhibits and Financial Statement Schedules.

   (a) Exhibits. See Exhibit Index following the signature pages to this registration statement.

   (b) Financial Statement Schedules. The following consolidated financial statement schedules are set forth below: Schedule III--Supplementary Insurance Information; and Schedule IV--Valuation and Qualifying Accounts. All other schedules are omitted because the information is not required or because the information is included in the Consolidated Financial Statements or Notes thereto.

                                  Schedule III

                      Supplementary Insurance Information

                                                                                             Amortiza-
                                                                                              tion of
                           Deferred     Future     Other                         Benefits,   deferred     Other
                            policy      policy    policy-               Net     claims, and   policy    operating
                          acquisition  benefits    holder   Premium  investment  interest   acquisition expenses
         Segment             costs    and claims  funds(1)  revenue    income   expense(2)     costs       (3)
         -------          ----------- ---------- ---------- -------- ---------- ----------- ----------- ---------
                                                              (in thousands)
1998:
Group...................   $ 15,813   $1,329,112 $   69,333 $784,515  $143,682   $666,518     $ 6,654   $176,312
Retirement Plans........         --       68,562    582,619   13,970    54,032     46,605          --     22,117
Individual..............     99,067      667,487    803,552   92,455   123,983    163,949       6,914     32,666
                           --------   ---------- ---------- --------  --------   --------     -------   --------
 Total..................   $114,880   $2,065,161 $1,455,504 $890,940  $321,697   $877,072     $13,568   $231,095
                           ========   ========== ========== ========  ========   ========     =======   ========
1997:
Group...................   $ 14,342   $1,180,761 $   70,552 $717,136  $131,415   $625,530     $ 5,786   $156,162
Retirement Plans........         --       66,185    571,562   11,178    54,266     46,959          --     17,957
Individual..............     92,581      631,314    800,365   96,862   119,825    159,783       6,445     31,773
                           --------   ---------- ---------- --------  --------   --------     -------   --------
 Total..................   $106,923   $1,878,260 $1,442,479 $825,176  $305,506   $832,272     $12,231   $205,892
                           ========   ========== ========== ========  ========   ========     =======   ========
1996:
Group...................   $ 12,312   $1,025,331 $   63,001 $629,374  $113,886   $561,860     $ 4,672   $137,807
Retirement Plans........         --       65,192    583,741   10,317    58,655     50,926          --     14,924
Individual..............     92,298      602,878    785,683  105,450   117,430    169,529       7,745     29,535
                           --------   ---------- ---------- --------  --------   --------     -------   --------
 Total..................   $104,610   $1,693,401 $1,432,425 $745,141  $289,971   $782,315     $12,417   $182,266
                           ========   ========== ========== ========  ========   ========     =======   ========

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(1) Includes pension and annuity funds, dividend accumulation funds, universal life cash values and unearned and advance premiums.
(2) Includes policyholder benefits, interest paid on policyholder funds and policyholder dividends.
(3) Includes operating expenses, state and local taxes, commissions and deferred policy acquisition costs.

                                  Schedule IV

                       Valuation and Qualifying Accounts

                                                Charged to
                         Balance at  Charged to   other                Balance
                        beginning of costs and  accounts-- Deductions  at end
   Description             period     expenses   describe  --describe of period
   -----------          ------------ ---------- ---------- ---------- ---------
1998:
  Mortgage Loans.......   $4,027.0     $269.7      $--        $--     $4,296.7
1997:
  Mortgage Loans.......    3,812.0      215.0       --         --      4,027.0
1996:
  Mortgage Loans.......    3,718.0       94.0       --         --      3,812.0

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

     (a) To provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (d) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon on March 12, 1999.

                                          STANCORP FINANCIAL GROUP, INC.

                                                 /s/ Ronald E. Timpe
                                          By: _________________________________
                                             Name:Ronald E. Timpe
                                             Title:Chairman of the Board,
                                             President,
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,       March 12, 1999
______________________________________  President, Chief
           Ronald E. Timpe              Executive Officer and
                                        Director (Principal
                                        Executive Officer)

         /s/ Eric E. Parsons           Senior Vice President,       March 12, 1999
______________________________________  Chief Financial Officer
           Eric E. Parsons              (Principal Financial
                                        Officer) and Director

                  *                    Vice President, Corporate    March 12, 1999
______________________________________  Secretary and Directors
           J. Gregory Ness

                  *                    Assistant Vice President     March 12, 1999
______________________________________  and Controller (Principal
          Patricia J. Brown             Accounting Officer)

       /s/ Eric E. Parsons
*By: ____________________________
          Eric E. Parsons
          Attorney-In-Fact


                                 EXHIBIT INDEX

 Exhibit No.                           Description
 -----------                           -----------
     1.1     Form of Underwriting Agreement*
     2.1     Plan of Reorganization
     3.1     Articles of Incorporation of StanCorp
     3.2     Bylaws of StanCorp
     4.1     Form of Certificate for the Common Stock, no par value
     5.1     Opinion of Stoel Rives LLP*
     8.1     Opinion of Debevoise & Plimpton*
    10.1     Form of Amended and Restated Retention Agreement
    10.2     Form of Change of Control Agreement
    10.3     1999 Omnibus Stock Incentive Plan
    10.4     1999 Employee Share Purchase Plan
    10.5     Long Term Incentive Compensation Plan*
    10.6     Defined Benefit Plan for Home Office Employees
    10.7     Amended and Restated Supplemental Retirement Plan for Executive
             Officers
    10.8     Amended and Restated Deferred Contribution Plan for Executive
             Officers
    10.9     Form of Shareholder Rights Agreement
    21.1     Subsidiaries of the Registrant
    23.1     Consent of Deloitte & Touche LLP
    23.2     Consent of Milliman & Robertson, Inc.*
    23.3     Consent of Stoel Rives LLP (included in Exhibit 5.1)*
    23.4     Consent of Debevoise & Plimpton (included in Exhibit 8.1)*
    23.5     Consent of Virginia L. Anderson
    23.6     Consent of Frederick W. Buckman
    23.7     Consent of John E. Chapoton
    23.8     Consent of Barry J. Galt
    23.9     Consent of Richard Geary
    23.10    Consent of Peter T. Johnson
    23.11    Consent of Peter O. Kohler
    23.12    Consent of Jerome J. Meyer
    23.13    Consent of Ralph R. Peterson
    23.14    Consent of E. Kay Stepp
    23.15    Consent of William Swindells
    23.16    Consent of Michael G. Thorne
    23.17    Consent of Franklin E. Ulf
    23.18    Consent of Benjamin R. Whiteley
    24.1     Powers of Attorney+

--------
*To be filed by amendment.
+Previously filed.